SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Portfolio Recovery Associates, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

PORTFOLIO RECOVERY ASSOCIATES, INC.
120 CORPORATE BLVD, SUITE 100
NORFOLK, VA 23502

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2005

Solicitation of Proxy and Voting Information

You are receiving a Notice of Annual Meeting, Proxy Statement and Proxy Card from Portfolio Recovery Associates, Inc. (the “Company”) because you own shares of common stock in the Company. The Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at its 2005 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to begin at 12:00 Noon, local time, on Wednesday, May 11, 2005, in Norfolk, Virginia. This Proxy Statement describes the proposals which will be on the agenda at the Annual Meeting, and any adjournments or postponements thereof, as well as other important information about the Company. The proposals on the agenda for which your vote is being solicited are:

1.	The election of two directors for a term of three years,

2.	The approval and ratification of the selection of the Company’s independent auditors for the fiscal year ending December 31, 2005, and

3.	Such other matters as may properly come before the meeting.

In addition to the formal items of business to be brought before the meeting, the Chief Executive Officer of the Company will report on the Company’s operations and respond to stockholder questions. This Proxy Statement gives you information that will help you make an informed voting decision. The Company’s 2004 Annual Report to Stockholders, which includes audited consolidated financial statements for the fiscal year ended December 31, 2004, is being mailed to you with these materials. The Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders on or about April 15, 2005.

VOTING AT THE MEETING

Date, Time and Place of the Meeting

We will hold the Annual Meeting at our corporate headquarters, located in Norfolk, Virginia. Our address is:

Portfolio Recovery Associates, Inc.
Riverside Commerce Center
120 Corporate Blvd., Suite 100
Norfolk, Virginia 23502

The Annual Meeting will begin promptly at 12:00 Noon, local time, on May 11, 2005.

Who May Vote

Each holder of shares of the Company’s common stock at the close of business on March 25, 2005 (the “Record Date”) is entitled to notice of the Annual Meeting and to attend and vote at the Annual Meeting. Such persons are considered “holders of record.” As of the Record Date, approximately 15,579,610 shares of common stock of the Company were issued, outstanding and entitled to vote, which were held by approximately 43 holders of record maintaining shares on behalf of 6,838 beneficial owners. The following table sets forth the persons or entities known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock of the Company as of March 25, 2005.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned
Veredus Asset Management, LLC 6060 Dutchmans Lane, Suite 320 Louisville, KY 40205	1,838,650(1)	11.8%

Second Curve Capital, LLC 200 Park Avenue, Suite 3300 New York, NY 10166	848,965(2)	5.4%

(1)	Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission with an event date of February 9, 2005, in which Veredus Asset Management, LLC was identified as a registered investment advisor, and reported that it has sole voting power over 1,574,550 shares, shared voting power over 264,100 shares and sole power to dispose or to direct the disposition of the 1,838,650 shares.

(2)	Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission with an event date of December 31, 2004, in which Thomas K. Brown was identified as the owner of Second Curve Capital, LLC, and beneficial owner of 848,965 shares of the Company’s common stock with shared power to dispose or to direct the disposition of the 848,965 shares.

Entities holding shares on behalf of the owners of the shares, such as banks, brokerage firms and other nominees who are beneficial holders of the Company’s stock as of the close of business on March 25, 2005, are requested to forward these materials to beneficial stockholders. The Company will pay the reasonable mailing expenses incurred for this purpose. Any stockholder who does not receive a copy of the Notice of Annual Meeting, Proxy Statement and Proxy Card may obtain these materials at the Annual Meeting, by contacting the Company’s investor relations liaison, at 757- 519-9300, ext. 13010, or via email, at info@portfoliorecovery.com.

Quorum for the Meeting

A majority of holders of the issued and outstanding shares of stock of the Company entitled to vote, represented in person or by proxy, will constitute a quorum. A quorum of stockholders will be necessary to take action at the Annual Meeting. A poll will be taken of the votes cast on each proposal on the agenda. Continental Stock Transfer and Trust Company has been appointed by the Company’s Board of Directors, to act as the inspector of election. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting and determine whether a quorum is present. In the event that a quorum is not present at the meeting, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

How to Vote

As a holder of common stock of the Company, you are invited to attend the Annual Meeting and vote your shares in person. You also may vote your proxies by mail. You are entitled to cast one vote per share owned as of the Record Date for each proposal to be considered at the Annual Meeting.

Voting By Mail

If you do not expect to attend the Annual Meeting in person, and choose to vote on proposals on the agenda by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. With respect to any other matters not on the agenda, which may properly come before the Annual Meeting, your proxy will be voted at the discretion of William Brophey and David Roberts in accordance with their best judgment. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you can obtain a proxy, executed in your favor, from the record holder, sign it and return it to the Company, or you may direct the record holder of your shares how to vote your proxy.

Voting At the Annual Meeting

If you are planning to attend the Annual Meeting and wish to vote your shares in person, you will be given a ballot for that purpose at the meeting. If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you will not be able to vote in person at the Annual Meeting; however, you should provide your voting instructions to your broker or bank so that they may vote on your behalf.

Changing or Revoking Your Proxy

You may change or revoke your proxy at any time before it is voted at the Annual Meeting by the following methods:

• Send a written notice of a revocation of a proxy so that it is received before the taking of the vote at the meeting to:

Judith S. Scott
Executive Vice President, General Counsel and Secretary
Portfolio Recovery Associates, Inc.
Riverside Commerce Center
120 Corporate Blvd., Suite 100
Norfolk, VA 23502
Fax: 757-321-2518

• Attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. In order to revoke your proxy, you must also vote your shares at the Annual Meeting.

If you require assistance in changing or revoking your proxy, please contact the Secretary of the Company at the address above.

Preliminary voting results will be announced at the conclusion of the Annual Meeting. The Company will also publish final voting results in its Quarterly Report on Form 10-Q for the second quarter of 2005.

Corporate Governance

The Company’s corporate governance principles and the charters of each Board committee are posted on its website at www.portfoliorecovery.com. These materials are also available in print to any stockholder upon request. The Board regularly reviews major corporate governance developments and modifies its governance principles, committee charters and key practices as warranted. Additionally, each year the Board conducts an assessment of its committees and itself. At the conclusion of the assessment the Board uses the information obtained to evaluate and refine its processes and charters. These procedures enhance director, committee and Board effectiveness and enable the Board to determine whether any procedure or charter modifications are appropriate. Any resulting modifications are reflected on the Investor Relations page of the Company’s website.

The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements in the Nasdaq Stock Exchange listing standards. Based upon these standards, the Board has concluded that a majority of its members are independent directors. This determination was made based upon a number of factors, including the following:

• Except for Steven D. Fredrickson, the Company’s Chairman and Chief Executive Officer, no director is an officer or employee of the Company or its subsidiaries;

• No director has an immediate family member who is an officer of the Company or its subsidiaries, or has any current or past material relationship with the Company;

• No director, other than Mr. Fredrickson, has worked for, been retained by, or received anything of substantial value from the Company aside from director compensation;

• No director is, or ever was, employed by the independent auditors for the Company;

• No executive officer of the Company serves on the Compensation Committee or the board of directors of any company that employs a director or any member of the immediate family of a director; and

• No director is an executive of any entity from which the Company purchases goods or services, or to which the Company makes charitable contributions.

The Company has adopted a Code of Ethics which applies to all officers, employees and directors, including the Chief Executive Officer and the Chief Financial Officer. A copy of the Code of Ethics, and the Company’s corporate governance principles, are posted on the Company’s website at www.portfoliorecovery.com, or you may obtain a copy by sending your request in writing, addressed to the Corporate Secretary, at the Company’s corporate headquarters. The Company will disclose all amendments to the Code of Ethics, as well as any waivers thereof, on its website to the extent permissible by the rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Exchange.

The Audit Committee has established procedures to enable anyone who has a concern about the Company’s ethical conduct, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Audit Committee. Such communications are confidential and anonymous, and may be reported by phone to a toll-free phone number that is posted at all Company sites and published on the Company’s intranet. Any such communications are promptly reviewed by the Chairman of the Audit Committee and addressed by the Audit Committee and General Counsel.

The Company’s Board of Directors currently consists of six directors. The Board held five formal meetings in 2004 and also held informal discussions by telephone during the year, as needed. Non-employee directors meet regularly in private sessions, and hold at least one session each year for the purpose of reviewing and assessing the Board’s effectiveness. The Company does not have a formal policy regarding attendance at its regular meetings or at its Annual

Meeting of Stockholders. The Board schedules its meetings and the Company’s Annual Meeting of Stockholders at times and dates to permit maximum attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable laws. Of the five directors in office as of the date of the 2004 Annual Meeting, four attended the 2004 Annual Meeting of Stockholders. One director (Peter Cohen) attended 60% of the scheduled Board meetings in 2004. All other directors attended 100% of all meetings.

The Board has adopted written charters for each of its standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has determined that all members of its committees are independent and satisfy the relevant SEC independence requirements applicable to members of such committees. Members of the Audit Committee also satisfy a separate Securities and Exchange Commission independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. All committees report their activities to the Board. The Board is regularly kept informed of the Company’s business through written reports and reports of operations, financial and other reports presented at meetings and between meetings of the Board and its committees.

Directors are divided into three classes. The term of office of one class of directors expires each year. The term of James Voss, who is in the “3rd Class” of directors, expires on the date of the 2005 Annual Meeting. Scott Tabakin was appointed to the Board in fiscal year 2004 and was placed in the “3rd Class” of directors, and will therefore stand for election at the Annual Meeting. It is expected that each of the nominees will be available for election; however, should any nominee be unable to stand for election, all proxies will be voted for the election of a substitute nominated by the Board.

Audit Committee

The Audit Committee, whose chairman is James Voss, and whose other current members are Peter Cohen, William Brophey and Scott Tabakin, held eight formal meetings during 2004, and met informally between meetings. Committee meetings are typically held in conjunction with scheduled Board meetings; however, the Audit Committee also met between Board meeting dates. Each member of the Audit Committee is “independent,” as that term is defined by the applicable standards promulgated by the National Association of Securities Dealers, and meets the heightened criteria for independence applicable to members’ audit committees under Rule 4200(a)(15) and Rule 4350(d)(2)(A) of the National Association of Securities Dealers’ listing standards. The Board has determined that Mr. Voss, Mr. Cohen and Mr. Tabakin are all qualified as “audit committee financial experts,” pursuant to Section 401(h) of Regulation S-K. This committee is primarily concerned with the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor and the performance of the Company’s internal audit function and independent auditor. The Audit Committee is not responsible for the planning or conduct of the audits, or the determination that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. The Audit Committee’s duties include: (1) selecting and overseeing the independent auditor and approving audit and non-audit services and related fees; (2) reviewing the scope and the results of the audit; (3) overseeing financial reporting activities, including quarterly and annual reports, and the accounting standards and principles followed; (4) reviewing the organization and scope of the Company’s internal audit function; (5) providing independent, objective oversight of the

Company’s accounting functions, and reviewing with management and independent auditors the adequacy of internal controls; and (6) performing such other duties as set forth in its charter. The charter of the Audit Committee was adopted by the Audit Committee on December 4, 2002. In 2004, the Audit Committee amended its charter, after completing a review of the role of the internal audit functions and the relationship between the Company’s Internal Auditor and the Audit Committee. The Committee also reviewed its practices and procedures to assure continued compliance with the internal control reporting provisions of the Sarbanes-Oxley Act of 2002 and related regulatory requirements. The Audit Committee’s charter, including all amendments thereto, is available at the Company’s web site, at www.portfoliorecovery.com, or will be mailed to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address. The Audit Committee’s report appears on page 19.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, whose Chairman is William Brophey, and whose other current members are James Voss, Scott Tabakin and David Roberts, met four times during 2004. Each member of the Nominating and Corporate Governance Committee is “independent,” as such term is defined Nasdaq Rule 4200(a)(15). The activities of the Nominating and Corporate Governance Committee are governed by a formal written charter. The charter, including all amendments thereto, is available at the Company’s web site, at www.portfoliorecovery.com, or will be mailed to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address. This committee’s responsibilities include the selection, qualification and compensation of director nominees and the development and continuous review of the Company’s corporate governance principles. The committee annually reviews director compensation and benefits; oversees the annual self-evaluations of the Board and its committees, as well as director performance and board dynamics; and makes recommendations to the Board concerning the structure and membership of the other board committees. In addition, the Nominating and Corporate Governance Committee reviews Company policies related to ethics and public and social issues important to the Company, and makes recommendations to the Board on such issues to assure that the Company fulfills its missions and objectives.

This committee is also responsible for the selection and recommendation to the Board of nominees for election as directors. In addition to considering candidates suggested by current directors, company officers and employees, the committee considers candidates recommended by stockholders. The committee screens all candidates in the same manner, regardless of the source of the recommendation. The committee’s initial review is typically based on written materials provided with respect to the candidate. The committee determines whether the candidate meets the Company’s general qualifications, possesses the skills required of directors, and whether requesting additional information or an interview is appropriate. Certain minimum qualifications must be met by a nominee for a position on the board of directors. Specifically, the nominee should understand that the principal duty of a director is to represent the stockholders of the Company. The nominee should also possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be independent as defined in Nasdaq Rule 4200(a)(15), be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, one or more of the Company’s directors must possess experience with publicly held companies and background and experience necessary to qualify as an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission.

The committee generally relies on recommendations made by directors and executive officers of the Company to identify nominees for director. Any stockholder may make nominations with respect to the election of directors in accordance with the provisions of the Company’s bylaws establishing the information and notice requirements for such nominations. Prior to 120 days in advance of the anniversary date of the Proxy Statement for last year’s annual meeting, the Company did not receive any recommendations from stockholders for potential director candidates for consideration by the committee.

The committee recommended each of the candidates for re-election to the board to be included on the ballot for the 2005 Annual Meeting.

Compensation Committee

The Compensation Committee, whose chairman is David Roberts, and whose other current members are Peter Cohen, Scott Tabakin and William Brophey, held three formal meetings during 2004, and met informally between meetings. As described in its charter, this committee has two primary responsibilities: (1) to establish executive officer compensation policies and review and approve executive compensation; and (2) to monitor the Company’s management resources, succession planning, and the development, selection and performance of key executives. The charter of the Compensation Committee is available at the Company’s web site, at www.portfoliorecovery.com, or in print to any stockholder who sends a request to the Corporate Secretary at the Company’s mailing address. Each member of the Compensation Committee is “independent,” as that term is defined by the applicable standards promulgated by the National Association of Securities Dealers. No member of the Compensation Committee, during fiscal year ended December 31, 2004, was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. The committee’s report to stockholders begins on page 12.

Board of Directors

The following table sets forth certain information about the Company’s directors:

DIRECTOR	AGE	TITLE	APPOINTED
Steven D. Fredrickson	45	President, Chief Executive Officer and Chairman of the Board	March 1996(1)

William P. Brophey	67	Director	November 2002

Peter A. Cohen	58	Director	November 2002

David N. Roberts	43	Director	March 1996(1)

James M. Voss	62	Director	November 2002

Scott M. Tabakin	46	Director	August 2004

(1)	Steven D. Fredrickson and David N. Roberts were appointed as directors of the Company upon its creation in August 2002. They were each managers of Portfolio Recovery Associates, L.L.C., the predecessor entity to the Company, since its creation in March 1996.

Nominees for Election to Three-year Terms Which Will Expire in 2008

• James M. Voss, Director - Mr. Voss has more than 35 years of business experience as a senior financial executive. He currently heads Voss Consulting, Inc., serving as a financial consultant to community banks regarding policy, organization, credit risk management and strategic planning. From 1992 through 1998, he served as a senior executive of First Midwest Bank, holding the positions of executive vice president and chief credit officer. Mr. Voss’ experience includes more than 24 years as a senior executive (1965-1989) with Continental Bank of Chicago, and he has held the position of chief financial officer at Allied Products Corporation (1990-1991), a formerly publicly traded diversified manufacturer (NYSE). Currently, he serves on the board of Elgin State Bank. Mr. Voss has both an M.B.A. and Bachelor’s Degree from Northwestern University.

• Scott M. Tabakin, Director - Mr. Tabakin was appointed a director of the Company in 2004. A seasoned financial executive, Mr. Tabakin brings significant public-company experience to the Company. Mr. Tabakin served as Executive Vice President and CFO of Amerigroup, (NYSE: AGP), a managed health-care company, through the fall of 2003, and prior to that was Executive Vice President and CFO of Beverly Enterprises, Inc. (NYSE: BEV), one of the nation’s largest providers of long-term health care. Earlier in his career, Mr. Tabakin was an executive with the accounting firm of Ernst & Young. He is a certified public accountant and received a B.S. degree from the University of Illinois.

Directors Continuing in Office — Terms Expiring in 2006

• Steven D. Fredrickson, President, Chief Executive Officer and Chairman of the Board - Prior to co-founding the Company in 1996, Mr. Fredrickson was Vice President, Director of Household Recovery Services’ (“HRSC”) Portfolio Services Group from late 1993 until February 1996. At HRSC Mr. Fredrickson was ultimately responsible for HRSC’s portfolio sale and purchase programs, finance and accounting, as well as other functional areas. Prior to joining HRSC, he spent five years with Household Commercial Financial Services managing a national commercial real estate workout team and five years with Continental Bank of Chicago as a member of the FDIC workout department, specializing in corporate and real estate workouts. He received a B.S. degree from the University of Denver and an M.B.A. degree from the University of Illinois. He is a past board member of the American Asset Buyers Association.

• Peter A. Cohen, Director - Mr. Cohen is the founder of Ramius Capital Group, LLC an absolute return, multi-strategy registered investment advisor with over $7.5 billion of assets under management. Mr. Cohen is currently a Managing Member of the firm and senior member of the firm’s Executive Committee. Mr. Cohen began his career at Reynolds & Co. as a securities analyst and joined the firm of CBWL-Hayden Stone at the end of 1970. From 1971-1990 he held various positions inside the firm which eventually became Shearson Lehman Brothers. In 1981 he was named COO of the firm, 1983 President and 1984 Chairman and CEO. In 1991, Mr. Cohen formed Republic New York Securities and Republic Asset Management for Republic National Bank of New York. Over his career he has served on a number of corporate, industry and philanthropic boards, including the New York Stock Exchange, Federal Reserve International Capital Market Advisory Committee, Depository Trust Company, Ohio State University Foundation, New York City Opera, American Express Company, GRC International, Olivetti SpA, Société Générale de Belgique, Telecom Italia SpA, Presidential Life Corporation and Kroll, Inc. He is presently a Director of The Mount Sinai-NYU Medical Center & Health System, The Titan Corporation and Scientific Games Corporation. After receiving a Bachelor of Science degree from Ohio State University in 1968, Mr. Cohen earned his M.B.A. from Columbia University in 1969.

Directors Continuing in Office — Terms Expiring in 2007

• William P. Brophey, Director – Currently retired, Mr. Brophey has more than 35 years of experience as president and chief executive officer of Brad Ragan, Inc., a (formerly) publicly traded automotive product and service retailer, and as a senior executive at The Goodyear Tire and Rubber Company. Throughout his career, he held numerous field and corporate positions at Goodyear in the areas of wholesale, retail, credit, and sales and marketing, including general marketing manager, commercial tire products. He served as president and chief executive officer and a member of the board of directors of Brad Ragan, Inc. (a 75% owned public subsidiary of Goodyear) from 1988 to 1996, and vice chairman of the board of directors from 1994 to 1996, when he was named vice president, original equipment tire sales worldwide at Goodyear. From 1998 until his retirement in 2000, he was again elected president and chief executive officer and vice chairman of the board of directors of Brad Ragan, Inc. Mr. Brophey has a business degree from Ohio Valley College and attended advanced management programs at Kent State University, Northwestern University, Morehouse College and Columbia University.

• David N. Roberts, Director - Mr. Roberts has been with Angelo, Gordon & Co., L.P. since 1993. He currently manages the firm’s private equity and special situations area and was the founder of the firm’s opportunistic real estate area. Mr. Roberts has invested in a wide variety of real estate, corporate and special situations transactions. Prior to joining Angelo Gordon, Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank, from 1989 to 1993, where he participated in a wide variety of principal transactions including investments in the real estate, mortgage banking and food industries. Prior to joining Gordon Investment Corporation, he worked in the Corporate Finance Department of L.F. Rothschild where he specialized in mergers and acquisitions. He has a B.S. degree in economics from the Wharton School of the University of Pennsylvania.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company presently consists of six members classified into three classes. Each director serves a three-year term. Only one class of directors is elected at each annual meeting of stockholders. At the 2005 Annual Meeting, two directors, James Voss and Scott Tabakin are to be elected to serve in the “3rd Class” of directors, and upon election, will hold office for three-year terms, expiring on the date of the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified. Mr. Voss currently serves as Chairman of the Audit Committee, and also serves on the Nominating and Corporate Governance Committee. Mr. Tabakin currently serves on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The nominees are both independent directors in accordance with the Nasdaq Exchange listing standards, and have consented to be named in this Proxy Statement and to serve if elected. However, if for any reason either nominee is unable to serve (which is not anticipated), the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate at the Annual Meeting.

Proxies will be voted for the election of the above two nominees for re-election as directors. Directors will be elected by a plurality of the votes cast or represented by proxy at the Annual Meeting. Broker non-votes (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be treated as abstentions. Under Delaware General Corporate Law, an abstaining vote is not deemed a “vote cast” or represented by proxy. As a result, abstentions are not included in the tabulation of the results on the election of directors, and therefore do not have the effect of votes in opposition. Nominees for director who receive the affirmative votes of a plurality of the common shares represented and voting in person or by proxy at the Annual Meeting will be elected. Information about the nominees and the continuing directors whose terms expire in future years is set forth above.

The Board of Directors unanimously recommends a vote “FOR” the nominees named above .

Director Compensation

Compensation for non-employee directors is designed to fairly pay directors for the work that is required of them, based on the Company’s size and scope, and to align directors’ interests with the long-term interests of stockholders. In fiscal year 2004, non-employee directors received a quarterly retainer of $3,750, except for the Chairman of the Audit Committee, who received a retainer of $5,000 per quarter. Beginning in the second quarter of 2005, the retainer of the Chairman of the Audit Committee will increase to $8,750 per quarter, and all other non-employee directors’ retainers will increase to $7,500 per quarter. Each director is also reimbursed for travel expenses in connection with attendance at Board meetings. Prior to the adoption of the Company’s Amended and Restated 2002 Employee Stock Option Plan and 2004 Restricted Stock Plan (the “Amended Plan”), non-employee directors received annual grants of 5,000 stock options; however, in accordance with the provisions of the Amended Plan, they now receive 2,000 restricted shares upon their initial appointment to the Board, and 1,000 restricted shares each year thereafter, on the anniversary date of their appointment.

Security Ownership of Certain Beneficial Owners and Management

The Company has reserved an aggregate of 2,000,000 shares of common stock for issuance to employees and non-employee directors under the Amended Plan. The following table contains information about the beneficial ownership of the Company’s common stock as of March 25, 2005, of (i) each of the Company’s directors, (ii) the Company’s Chief Executive Officer, (iii) the five most highly paid officers, and (iv) all directors and executive officers as a group. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company the persons or entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity, all outstanding stock options currently exercisable or exercisable within 60 days of March 25, 2005 are deemed outstanding.

	Shares	Percent
Name	Beneficially Owned	Beneficially Owned
Steven D. Fredrickson (1)	425,385	2.7%
Kevin P. Stevenson (2)	205,860	1.3
Craig A. Grube (3)	125,654	0.8
Judith S. Scott (4)	11,000	0.1
William F. O’Daire (4)(12)	9,547	0.1
Michael J. Petit (5)(12)	12,090	0.1
William P. Brophey (6)	3,000	0.0
Peter A. Cohen (7)	24,189	0.2
David N. Roberts (8)	109,232	0.7
Scott M. Tabakin (9)	0	0.0
James M. Voss (10)	4,000	0.0
All executive officers, officers and directors (11)	929,957	5.9%

(1)	Includes immediately exercisable options to purchase 41,000 shares.

(2)	Includes immediately exercisable options to purchase 42,000 shares.

(3)	Includes immediately exercisable options to purchase 22,000 shares.

(4)	Excludes 1,000 unvested restricted shares.

(5)	Includes immediately exercisable options to purchase 10,000 shares and excludes 9,360 unvested restricted shares.

(6)	Includes immediately exercisable options to purchase 2,000 shares and excludes 1,000 unvested restricted shares.

(7)	Includes immediately exercisable options to purchase 3,000 shares and 21,189 shares held by Ramius Capital Group, LLC, of which Mr. Cohen is a senior member of the Executive Committee and a Managing Member. Mr. Cohen shares voting and disposition authority for the shares and disclaims beneficial interest in the shares except to the extent of his pecuniary interest, if any. Excludes 1,000 unvested restricted shares.

(8)	Includes immediately exercisable options to purchase 3,000 shares. Also includes 57,711 shares held in trusts for which Mr. Roberts is a beneficiary, as to which shares Mr. Roberts disclaims beneficial ownership except to the extent of his pecuniary interest therein. Excludes 1,000 unvested restricted shares.

(9)	Excludes 2,000 unvested restricted shares.

(10)	Includes immediately exercisable options to purchase 3,000 shares. Excludes 1,000 unvested restricted shares.

(11)	Includes immediately exercisable options to purchase 126,000 shares and excludes 17,360 unvested restricted shares.

(12)	Although Mr. O’Daire and Mr. Petit are not executive officers of the Company, information concerning their security ownership is included in this table due to their level of compensation.

Certain Relationships and Related Transactions with Management and Others

PRA Investments, L.L.C. (“PRAI”), formerly one of the Company’s principal stockholders, was formed in March 1999 to make an investment in the Company’s equity. Angelo Gordon, the Managing Member of PRAI, owned 1.1% of its outstanding membership interests as of December 31, 2004. David N. Roberts, one of the Company’s directors, is a Managing Director of Angelo Gordon, and maintains an indirect economic interest in Angelo Gordon, but did not exercise any voting or investment power over the shares that were beneficially owned by PRAI, Angelo Gordon, or the entity of which he is a limited partner. In February 2005, all of the shares of PRAI were distributed to its investors.

In October 2004, in connection with the purchase of the assets of IGS Nevada, Inc., (“IGS”) the

Company became a tenant in a 5,000 square foot building located in Las Vegas, Nevada, used as IGS’s business office. IGS and the building in which it was operating as of the purchase date were owned by James Snead. After the Company’s purchase of the assets of IGS from Mr. Snead, the Company assumed the lease of the building, and Mr. Snead was named an executive of the Company with the responsibility of managing the acquired operations of IGS. The Company currently pays $8,040 per month as rent for the IGS office building. The Company believes that this rent is comparable to the rent that would be charged by an unrelated third party for a similar building in the Las Vegas vicinity. It is expected that the Company will vacate this building during the second quarter of fiscal year 2005, and re-locate IGS to a larger facility which is owned by a party that is not related to the Company. The Company’s lease obligations on the 5,000 square foot building will end at that time.

The Company requires that written agreements are negotiated and executed by the Company and any related party. Such agreements must be reviewed and approved by the Board. The agreements discussed above were entered into after arms’ length negotiations between the related parties and the Company.

Compensation Committee Report

The Compensation Committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission:

The Compensation Committee has primary responsibility for developing and administering the compensation programs for the Company’s executives, administering the Company’s incentives and stock ownership programs, reviewing the performance of senior executive officers, including the chief executive officer, chief financial officer, executive vice presidents and senior vice presidents, and approving compensation actions affecting them. The committee also oversees development of executive succession plans and makes decisions affecting the compensation of other company officers. A more complete description of the committee’s functions is set forth in the committee’s charter, which is published in the Investor Relations section of the Company’s website at www.portfoliorecovery.com.

Executive Compensation

The Compensation Committee has established fundamental standards for executive compensation in order to further enhance the long-term value of the Company, assist the Company in attracting and retaining high quality talent, motivating future performance, and aligning executives’ long-term interests with those of investors. The Compensation Committee adheres to the principle that compensation for executive officers, including the Chief Executive Officer, should first and foremost be directly and materially linked to the Company’s performance and individual performance and should also be reasonable in comparison to like positions in like companies. The Compensation Committee undertook a review of executive salaries in fiscal year 2004, which included an analysis and comparison of the Company’s executive officers’ salaries with those of certain comparable positions in businesses that compete with the Company, and in businesses of a similar size in the business services industry. This analysis was undertaken to ensure that the Company’s executive compensation packages include base pay and incentives that are appropriate and competitive in the relevant marketplace. Additionally, the committee’s intent was to ensure that the Company’s executives’ salaries would be principally performance based. The committee analyzed the ability of the Company’s executives to substantially increase their compensation through performance. The performance component of each executive’s compensation package is established to assist the Company in achieving overall corporate performance goals that ultimately enhance stockholder value. In accordance with this philosophy, the Company compensates its executives based upon their performance and the performance of the Company through three primary sources: base pay, performance-based annual bonus and stock awards. Using this approach, the salary portion of the compensation for executives may be stipulated, and a significant additional portion of the compensation may be uncertain.

Base Pay

Base pay for the Company’s executives is established based on the scope of their responsibilities, the applicable competitive market compensation paid by other companies for similar positions, the performance of the employee and achievement of established goals. The applicable market includes companies of similar size, and companies in the receivables management and debt collection markets; however, compensation decisions are not tied to any particular range or level of total compensation paid to executives at these companies. Base salaries are reviewed annually, and adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels. The subjective decisions regarding executive officer compensation are primarily based upon an assessment of each executive officer’s leadership performance and potential to enhance long-term stockholder value, relying upon judgment about each individual, and not on rigid guidelines or formulas in determining the amount and mix of compensation elements. Key factors include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the company’s financial results and the executive’s effectiveness in leading initiatives to increase stockholder value, productivity, and revenue growth.

Decisions concerning the specific compensation elements and total compensation paid or awarded to executive officers, including the chief executive officer, in 2004 were made within this framework. Another consideration was each executive’s current salary and prior-year bonus, and all of the benefits accruing to the executive, including accumulated potential value of prior stock based awards. Decisions involving 2004 total executive officer compensation were ultimately based upon performance and potential future contributions, and whether the compensation awarded would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. The compensation the Company paid to its President and Chief Executive Officer and the other three executive officers (and the two most highly compensated non-executive officers) of the Company for the past three years is shown in the table on page 16.

Management Bonus Program

The Company maintains a management incentive bonus program to reward superior performance for the year. Executive bonuses are paid in January for the prior year’s performance, and are based upon an evaluation of each executive’s individual performance during the year, in the context of the committee’s assessment of the overall performance of the Company and the executive’s business unit in achieving the specific financial and other key goals established for the Company as well as the executive’s business unit. This evaluation also included an assessment of the executive’s performance compared to the financial, operational and strategic goals and objectives established at the beginning of the year. If results of operations meet or exceed net profitability goals, the amount of an executive’s bonus may be increased at the discretion of the Compensation Committee, and if the results of operations for the year are not positive, and do not achieve net profitability goals, the Compensation Committee may determine whether or not a bonus will be awarded. The annual bonuses paid to the President and Chief Executive Officer and the other three executive officers (and the two most highly compensated non-executive officers) of the Company for the past three years are shown in the table on page 16.

Equity Incentives

The Corporation’s equity compensation plan consists solely of the Amended Plan. The Amended Plan, which was approved by the stockholders at the Company’s 2004 Annual Meeting, amended the Company’s 2002 Employee Stock Option Plan to enable the Company to grant restricted shares of stock, in addition to stock options, to its employees and directors. The Company utilizes the long-term equity incentive awards of stock options and restricted shares to promote the success of the Company and enhance its value by linking the personal interests of participants to those of its stockholders, and providing motivation for outstanding performance. Each stock option permits the grantee to purchase one share of the Company’s stock from the Company at the exercise price, which is the price of the stock on the date of grant. Stock options have value only to the extent the price of the stock on the date of exercise exceeds the exercise price. During the 2004 fiscal year, 79,350 restricted shares were awarded to employees and no stock options were granted.

Restricted shares issued by the Company to its employees will convert into shares of stock only when the restrictions lapse, and only if the individual continues to be employed by the Company. No consideration is received by the Company for the restricted shares granted. In accordance with the Amended Plan, stock options and restricted shares generally vest ratably over a five-year period. The Compensation Committee has the authority to determine eligibility, the types and sizes of grants and any vesting provisions, including acceleration of vesting of options and restricted shares. An aggregate of 2,000,000 shares of the Company’s common stock are available for grant under the Amended Plan, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company’s common stock. The maximum number of shares that may be granted to any participant during any fiscal year is 200,000.

More than 270 current employees have been awarded one or more stock based awards pursuant to the Amended Plan. This includes 79,350 restricted shares which were awarded in fiscal year 2004. Stock based awards are a vital element of the Company’s practice to identify, develop and motivate the high-producing employees who will sustain the Company’s outstanding performance by providing incentives for these employees to sustain and enhance long-term accomplishments. During fiscal year 2004, no stock options were granted to employees. The Company has always expensed its stock options.

The table below provides information with respect to securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2004:

Number of
			Weighted-	Securities
	Number of	Number of Securities to	average	Remaining
	Securities	be Issued Upon Exercise	Exercise Price of	Available for
	Authorized	of Outstanding Options,	Outstanding	Future Issuance
	for Issuance	Warrants, and Rights or	Options,	Under Equity
	Under the	Upon Vesting of	Warrants and	Compensation
Plan Category	Plan	Restricted Shares	Rights (1)	Plans (2)
Equity compensation plans approved by security holders	2,000,000	836,345	$12.57	1,086,620
Equity compensation plans not approved by security holders	None	None	N/A	None
Total	2,000,000	836,345	$12.57	1,086,620

(1)	Includes grants of restricted shares, for which there is no exercise price, but with respect to which shares are awarded without cost when the restrictions have been realized. Excluding the impact of the restricted shares, the weighted average exercise price of outstanding options, warrants and rights is $14.09.

(2)	Excludes 77,035 exercised options and vested shares, which are not available for re-issuance.

Under the Amended Plan, 2,000,000 shares have been made available for issuance. The table above reflects the number of shares subject to outstanding awards and the amount available for future issuance. All awards were in the form of stock options with an exercise price equal to the fair market value of the stock at the grant date, except for (a) grants of 97,395 shares of restricted stock which were issued to employees and directors, and (b) warrants to purchase shares of the Company’s common stock which were received as a result of a one-for-one warrant exchange in connection with the reorganization of the Company in 2002, all of which have an exercise price of $4.20 per share, of which 40,000 remain unexercised.

The number of stock options and restricted shares granted to our Chief Executive Officer and the five most highly compensated senior executives, and the value of these awards, are shown in the table on page 16.

Perquisites

The Company does not provide perquisites to its executives, other than the typical fringe benefits package offered to all employees. The Company pays the total cost of a mandatory annual health evaluation for its executive officers; however, the annual health evaluation is considered to be a condition of employment, and not a perquisite.

Compensation of the Chief Executive Officer

The Chief Executive Officer’s base salary for 2004 was determined by the Compensation Committee after reviewing his Employment Agreement, his current compensation relative to the compensation of comparable chief executive officers in a peer group comprised of similar companies of similar size as the Company. The 2004 bonus paid to the Chief Executive Officer was based on an evaluation of his leadership performance, his potential to enhance long-term shareowner value, meeting and exceeding certain performance goals which were established at the beginning of 2004 by the Compensation Committee, and the extent to which these goals were achieved or exceeded. Factors involved in the Chief Executive Officer’s incentive compensation included financial achievements, such as his role in leading the Company to strong financial results in 2004, realizing earnings goals, achieving better than forecast results and achieving significant profitability increases, thereby enhancing long-term stockholder value. Other considerations in arriving at his total compensation included his leadership in driving growth initiatives and building growth capability, including the acquisition of a skip-tracing business, his actions in making the company a leader in the collections business and in financial transparency. All of these factors were collectively taken into account by the Compensation Committee in recommending the salary and bonus for the Chief Executive Officer. The compensation for the Company’s other executive officers was determined in a similar fashion.

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and the other three executive officers (and the two most highly compensated non-executive officers) for all services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2004, 2003 and 2002, except as may otherwise be specifically noted.

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Warrants(#)/Options(#)/Restricted Stock($)

Steven D. Fredrickson	2004	225,000	625,000	0/0/0
President, Chief Executive	2003	197,600	425,000	0/0/0
Officer and Chairman of the Board (3)	2002	248,858	425,000	0/190,000/0

Kevin P. Stevenson	2004	150,000	420,000	0/0/0
Executive Vice President, Chief	2003	132,500	290,000	0/0/0
Financial Officer, Treasurer and	2002	163,383	285,000	0/105,000/0
Assistant Secretary (3)

Craig A. Grube	2004	150,000	420,000	0/0/0
Executive Vice President-	2003	132,500	290,000	0/0/0
Acquisitions (3)	2002	156,970	280,000	0/105,000/0

William F. O’Daire (2)	2004	100,000	200,000	0/0/25,660
Senior Vice President,	2003	90,000	160,000	0/0/0
Operations	2002	80,000	160,000	0/75,000/0

Michael J. Petit	2004	127,308	185,000	0/0/25,660
Senior Vice President,	2003	103,236	150,000	0/50,000/290,197
Specialty Acquisitions (2)(4)

Judith S. Scott	2004	100,000	150,000	0/0/25,660
Executive Vice President,	2003	90,000	100,000	0/0/0
General Counsel and Secretary	2002	83,885	50,000	0/25,000/0

(1)	This table reflects for a given year all bonuses earned by the above officers for such years. The Company typically pays bonuses in the year following the year in which the bonus was earned.

(2)	Although Mr. O’Daire and Mr. Petit are not executive officers of the Company, their compensation details are included in this table due to their level of compensation.

(3)	Prior to the Company’s initial public offering in November 2002, the Company was operated as a limited liability company and Mr. Fredrickson, Mr. Stevenson and Mr. Grube were non-employee members of the limited liability company. As such, they were required to pay self-employment taxes, as well as other taxes not typically incurred by executive officers of a corporation; consequently, they were given additional compensation in 2002 and in prior years to offset the impact of the Company’s operations as a limited liability company as compared to a corporation, for each of the periods presented.

(4)	Compensation for 2003 includes $50,000 paid as a sign-on bonus.

Warrant and Stock Option Exercises in Fiscal Year 2004 and Year-End Values

The Company did not grant any options or warrants to the Chief Executive Officer and the other three executive officers (and the two highest-paid non-executive officers) in 2004.

The following table provides information, for the Chief Executive Officer and the other three executive officers (and the two most highly compensated non-executive officers), regarding previously granted warrants and stock options exercised last year, and stock options held at the end of 2004, the value received as a result of such exercises, as well as vested and exercisable options and unvested and unexercisable options held by such executives, and their values.

As of December 31, 2004

					Value of
					Unexercised
	Shares	Value Realized	Unexercised Options/Warrants at Y/E		and Vested	Value of Unexercised
Name	Acquired	Upon Exercise	Exercisable	Unexercisable	Options	and Unvested Options

Steven D. Fredrickson	—	$—	76,000	114,000	$2,144,720	$3,217,080
Kevin P. Stevenson	—	$—	42,000	63,000	$1,185,240	$1,777,860
Craig A. Grube	—	$—	42,000	63,000	$1,185,240	$1,777,860
Judith S. Scott (1)	7,500	$226,235	10,000	16,000	$282,200	$464,520
William O’Daire (1)(3)	15,000	$351,900	—	46,000	$—	$1,311,120
Michael J. Petit (2)(3)	2,090	$55,281	10,000	49,360	$134,500	$923,819

Total	24,590	$633,416	180,000	351,360	$4,931,900	$9,472,259

(1)	Includes 1,000 unvested, unexercisable restricted shares.

(2)	Includes 9,360 unvested, unexercisable restricted shares.

(3)	Although Mr. O’Daire and Mr. Petit are not executive officers of the Company, details of their stock holdings and exercises are included in this table due to their level of compensation.

Employment Agreements

• Steven D. Fredrickson is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. Mr. Fredrickson’s agreement provides for a base salary of $190,000 per year, and an increase of not less than four percent (4%) each subsequent year. Mr. Fredrickson is eligible for an annual cash incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Fredrickson without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) the greater of a lump-sum payment equal to two times his then current base salary or the minimum base salary due under the remaining term of his employment agreement and (c) the greater of a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination or the bonus compensation due under the remaining term of the employment agreement.

• Kevin P. Stevenson is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $120,000 per year, and an increase of not less than four percent (4%) each subsequent year. Mr. Stevenson is also eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Mr. Stevenson without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to two times his then current base salary and (c) a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

• Craig A. Grube is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $120,000 per year, and an increase of not less than four percent (4%) each subsequent year. Mr. Grube is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company should terminate Mr. Grube without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to two times his then current base salary and (c) a lump-sum payment equal to two times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination.

• Michael J. Petit is party to an employment agreement which expires on December 31, 2005. The agreement provides for a base salary of $125,000 per year, and an annual bonus of not less than 33% of base salary. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company should terminate Mr. Petit without cause, he would receive a severance package that would include in an amount equal to his then current base salary at the date of termination.

• William F. O’Daire is party to an employment agreement which expires on December 31, 2005. The agreement provides for a base salary of $80,000 per year, and an increase of not less than four percent (4%) each subsequent year. Mr. O’Daire is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company should terminate Mr. O’Daire without cause, he would receive a severance package that would include a lump-sum payment equal to (a) his then current base salary and accrued vacation pay through the date of such termination, (b) a lump-sum payment equal to one times his then current base salary or the minimum base salary due him under the remaining term and (c) a lump-sum payment equal to the greater of one times the amount of the bonus compensation, if any, paid to him in the year immediately prior to the year of termination, or the target bonus compensation paid to him during the term.

• Judith S. Scott is party to an employment agreement which expires on December 31, 2005. The term of the agreement will be automatically extended for additional one-year terms unless otherwise terminated by either party. The agreement provides for a base salary of $85,000 per year, and an increase of not less than four percent (4%) each subsequent year. Ms. Scott is eligible for an incentive bonus based on the Company’s management bonus program. The agreement also contains confidentiality provisions and a one year non-compete covenant. If the Company terminates Ms. Scott without cause, she would receive a severance package that would include a lump-sum payment equal to (a) her then current base salary and accrued vacation pay through the date of such termination, (b) a pro-rata portion of her target bonus compensation for the year terminated, whether or not the target is actually met, and (c) the greater of a lump sum payment equal to one times the amount of the then current base salary or minimum base salary due for the remaining term, and a lump sum equal to the greater of one times the bonus compensation, if any, paid to her in the year immediately prior to the year of termination, or the target bonus compensation due under the remaining term (whether or not such target is actually met).

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are non-employee directors and none are former officers of the Company. David Roberts is a limited partner of an entity which is a general partner of Angelo Gordon, one of the Company’s principal stockholders as of December 31, 2004. During 2004, as a limited partner in such entity, Mr. Roberts maintained an indirect economic interest in Angelo Gordon, but exercised no voting or dispositive power with respect to Angelo Gordon or its affiliates. See “Certain Relationships and Related Transactions.”

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid or accrued with respect to covered employees who are employed as of the end of the year. The committee believes that the annual bonuses, restricted stock and stock options reported for 2004 in the table on page 16 will be deductible under Section 162(m).

This report is submitted on behalf of the Compensation Committee:

David Roberts, Chairman
Peter Cohen
William Brophey
Scott Tabakin

Audit Committee Report

The Audit Committee of the Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the Securities and Exchange Commission:

Each member of the Audit Committee is an independent director, as defined in Nasdaq Rules 4200(a)(15) and 4350(d)(2). Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirement for members of audit committees according to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and Nasdaq Rules 4200(a)(15) and 4350(d)(2). In addition, the Company’s Board of Directors has determined that James Voss, Scott Tabakin and Peter Cohen are “audit committee financial experts,” as defined by paragraph (h)(2) of Item 401 of Regulation S-K of the Securities and Exchange Commission.

The Audit Committee’s policy is to pre-approve audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services,

audit-related services, tax services, services related to internal controls and other services. The independent auditors and the Company’s Chief Executive Officer and Chief Financial Officer periodically report to the Audit Committee regarding the services provided by the independent auditor in accordance with this pre-approval.

The Company’s executives have primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements and managing the public reporting process. PricewaterhouseCoopers LLP is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles, reporting on the effectiveness of the Company’s internal controls over financial reporting, and reporting on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

• The Audit Committee reviewed and discussed with management, the Company’s audited financial statements for the fiscal year ended December 31, 2004, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee discussed with PricewaterhouseCoopers LLP its evaluation of the Company’s internal controls over financial reporting and other business matters. The Audit Committee also reviewed with management and the independent auditors the reasonableness of significant estimates and judgments made in preparing the financial statements, as well as the clarity of the disclosures in the financial statements.

• The Audit Committee has discussed with the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

• The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended or supplemented, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has concluded that the audit and non-audit services which were provided by PricewaterhouseCoopers LLP in 2004 are compatible with, and did not negatively impact their independence.

Based upon its review and discussions with management of the Company’s audited financials and the acceptability and appropriateness of significant accounting principles, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. Following a review of the independent auditor’s performance and qualifications, including consideration of management’s recommendation, the Audit Committee approved the reappointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the 2005 fiscal year.

This report is submitted on behalf of the following independent directors, who constitute the Audit Committee:

James Voss (Chairman)
Peter Cohen
William Brophey

Scott Tabakin

Audit Fees

PricewaterhouseCoopers LLP has acted as independent auditors with respect to the Company’s consolidated financial statements for the year ended December 31, 2004, and has performed certain audit-related services for the Company. Also, in 2004, PricewaterhouseCoopers LLP audited the Company’s internal controls over financial reporting. In connection with its 2004 taxes, which are anticipated to be completed in 2005, the Company has retained a separate accounting firm which is not related to PricewaterhouseCoopers LLP.

The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered during the years ended December 31, 2004 and December 31, 2003, and for the reviews of financial statements included in the Company’s registration statements, quarterly reports and services normally provided by the independent auditor in connection with required statutory or regulatory filings or engagements for each of those fiscal years:

Principal Accountant Fees and Services

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers, LLP for the years ended December 31, 2004 and 2003 are presented in the table below:

	2004		2003
Audit Fees

Annual Audit	$160,000		$130,575
Sarbanes-Oxley 404 Audit	251,854		0

Registration Statement	64,225	(1)	118,739

	476,079		249,314
Audit Related Fees

WestLB Attest Service	0		4,700	(2)
Consultation on Various Accounting Matters	56,344	(3)	0
Tax Fees

Advice	0		125,507	(4)

	0		125,507
Total Accountant Fees	$532,423		$379,521

(1)	The fees related to the registration statement filed on Form S-3 in November 2004 were paid for in full by one of the selling stockholders.

(2)	This fee relates to an annual review conducted for our prior lender.

(3)	These include fees associated with our auditor’s review of the treatment of certain accounting matters and purchase accounting relating to the IGS acquisition.

(4)	Tax advice fees were incurred to assist the Company in implementing bona fide tax strategies as a result of the November 2002 IPO.

“Audit Fees” include fees for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2004 and 2003, reviews of the related quarterly consolidated financial statements, and services normally performed in connection with statutory and regulatory filings. “Audit Fees” also include fees related to the audit of the Company’s internal controls over financial reporting, and for the attestation of management’s report on the effectiveness of internal controls over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and related regulations.

PROPOSAL TWO: APPROVAL OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2005 to audit its consolidated financial statements for the fiscal year ending December 31, 2005, and to perform other audit-related services, relating to the Company’s quarterly reports and registration statements filed with the Securities and Exchange Commission. PricewaterhouseCoopers LLP, a registered public accounting firm, was the Company’s independent auditor for the year ended December 31, 2004. If the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP will have a representative at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if desired.

A majority of votes cast in person or represented by proxy will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Broker non-votes (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) will be treated as abstentions. Under Delaware General Corporate Law, an abstaining vote is not deemed a “vote cast or represented by proxy.” As a result, abstentions are not included in the tabulation of the results on the ratification of the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the appointment of PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending December 31, 2005.

Stock Performance Graph

The following graph compares, from November 8, 2002, the date of the Company’s initial public offering, to December 31, 2004, the cumulative stockholder returns assuming an initial investment of $100 on November 8, 2002 in the Company’s Common Stock, the stocks comprising the Nasdaq Stock Market (U.S.) Index and the stocks comprising a peer group index.

	Nov 8, 2002	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004
PRAA	$100	$118	$172	$267
NASDAQ National Mkt Composite Index	$100	$98	$147	$160
Peer Group Index*	$100	$103	$86	$86

*The peer group index consists of seven companies which have industry characteristics that are believed to be similar to those of the Company. The peer group includes Asset Acceptance Capital Corp; Asta Funding, Inc.; CompuCredit Corporation; Encore Capital Group, Inc.; NCO Group, Inc.; EPIQ Systems, Inc. and FTI Consulting, Inc. Companies which were included in last year’s peer group, but are not included in the current peer group index are Kroll, Inc. and NCO Portfolio Management Company, due to recent merger and acquisition activities affecting these companies.

The comparisons of stock performance shown above are not intended to forecast or be indicative of possible future performance of the Company’s common stock. The Company will not make or endorse any predictions as to its future stock performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors and persons who beneficially own more than five percent (5%) of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission and the Nasdaq stock market. As a practical matter, the Company assists its directors and officers with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews directors’ and officers’ questionnaires and written representations from the Executive Officers and directors that no other reports are required to be filed. Due to an administrative error, a Form 4 concerning a transaction which occurred on October 25, 2004, involving shares traded by William Brophey, was filed on November 24, 2004. Except for this transaction, the Company believes that all such reports were filed on a timely basis by its executive officers and directors during 2004.

Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders under Rule 14a-8 of the Exchange Act, the proposal must be received at the Company’s office by December 15, 2005. Proposals submitted thereafter will be opposed as not having been timely filed. The Company’s By-laws and Certificate of Incorporation provide that any stockholder of record entitled to vote at an Annual Meeting who intends to make a nomination for director must notify the Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. The notice must meet other requirements contained in the Company’s By-laws and Certificate of Incorporation, copies of which can be obtained from the Secretary of the Company at the address set forth herein, or from the Securities and Exchange Commission. The Nominating and Corporate Governance Committee will consider qualified nominees for Board membership submitted by stockholders. A stockholder wishing to nominate a candidate must be an owner of the Company’s stock who meets the eligibility standards under Rule 14a-8 for submitting such a proposal; must have owned the Company’s stock for at least one year; must continue to own the stock through the date of the Annual Meeting, and must attend the Annual Meeting. The candidate’s name and a detailed background of the candidate’s qualifications must be sent to the attention of the Company’s Secretary, and should include principal occupations or employment held over the past five years, and a written statement of the nominee indicating his or her willingness to serve if elected. Generally, candidates must be highly qualified and have broad training and experience in their chosen fields. They should represent the interests of all stockholders and not those of a special interest group.

Evaluation of stockholder recommendations is the responsibility of the Nominating and Corporate Governance Committee. After reviewing materials submitted by stockholders, if the Nominating and Corporate Governance Committee believes that the candidate merits additional consideration, the Committee will interview the candidate and conduct appropriate reference checks. The Nominating and Corporate Governance Committee will determine whether to recommend to the Board that the Board nominate and recommend the election of such candidate at the next Annual Meeting, based upon the candidate’s skills, ability, perceived commitment to devote sufficient time to carry out the duties and responsibilities of a director, relevant experience in relation to the capabilities already present on the Board, and such other factors as the Committee may deem to be in the best interests of the Company and its stockholders.

The Company did not receive any recommendations from stockholders of potential director candidates for consideration at the 2005 Annual Meeting.

Communications with the Board

Stockholders may communicate with members of the Board by transmitting correspondence by mail or facsimile addressed to one or more directors. All such communications should be sent to the attention of the Company’s Secretary, at the Company’s headquarters address specified herein, or to fax number 757-321-2518.

Communications from stockholders to one or more directors will be collected and organized by the Secretary and forwarded to the Chairman of the Board, or if addressed to an identified independent director, to that identified director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence.

The Chairman of the Board will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board, or to a committee of the Board. If a communication is sent to the Board as a whole, or to a committee of the Board, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. Any communications addressed to an independent director will be forwarded to that independent director. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company’s General Counsel.

Costs of Solicitation

The Company will pay all of the costs of soliciting proxies. The Company has retained Curran & Connors for the printing of proxies, at a cost of $5,440. Continental Stock Transfer and Trust Company has been retained to develop the mailing list, mail out the solicitation for proxy votes and to verify certain records related to the solicitation. The Company will pay Continental Stock Transfer and Trust Company a fee of $650 as compensation for its services, which will include tabulating votes, and will also reimburse Continental Stock Transfer and Trust Company for its related out-of-pocket expenses, including its mailing expenses. In addition to solicitation by mail, the directors, officers and agents of the Company may also solicit proxies from stockholders by telephone, telecopy, telegram, internet or in person. All such costs will be paid by the Company. Upon request, the Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending the proxy materials to beneficial owners.

Annual Report

A copy of the Company’s 2004 Annual Report to Stockholders, its audited financial statements, together with other related information, is being mailed to you with this Proxy Statement. Additionally, the Company’s 2004 Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, and all financial statements or schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 may be obtained from our web site at www.portfoliorecovery.com, or by contacting: the Company’s investor relations liaison at the Company’s headquarters, at 120 Corporate Blvd., Suite 100, Norfolk, VA 23502. A copy of the Company’s Annual Report on Form 10-K, and other periodic filings also may be obtained from the Securities and Exchange Commission’s EDGAR database at www.sec.gov.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to bring any other business before the Annual Meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not presently known to the Board of Directors at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

By Order of the Board of Directors,

Judith S. Scott
Secretary

Norfolk, Virginia
Date: April 15, 2005

PORTFOLIO RECOVERY ASSOCIATES, INC.
Riverside Commerce Center
120 Corporate Blvd.
Norfolk, VA 23502

Notice of Annual Meeting of Stockholders
to be held on May 11, 2005

TO THE STOCKHOLDERS OF PORTFOLIO RECOVERY ASSOCIATES, INC.:

     You are cordially invited to attend the Annual Meeting of Stockholders of PORTFOLIO RECOVERY ASSOCIATES, INC. (the “Company”), which will be held at the Company’s Norfolk, Virginia headquarters located at Riverside Commerce Center, 120 Corporate Blvd, Suite 100, Norfolk, Virginia 23502, on May 11, 2005, at 12:00 noon, local time. At the Annual Meeting, you will be asked to:

•	Elect two directors to serve for three year terms;

•	Ratify the selection of PricewaterhouseCoopers LLP as accountants and independent auditors for Portfolio Recovery Associates, Inc., for the year ending December 31, 2005, and

•	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The enclosed and Proxy Statement contains detailed information about the business to be transacted.

The Board of Directors unanimously recommends that you vote FOR the election of each director nominee and FOR the ratification of PricewaterhouseCoopers LLP as accountants and independent auditors for Portfolio Recovery Associates, Inc.

In addition to considering the matters described above, Steve Fredrickson, the President, Chairman and Chief Executive Officer of the Company will review developments since last year’s stockholders meeting. The Board of Directors has fixed the close of business on March 25, 2005 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on March 25, 2005 will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available during regular business hours at the Company’s headquarters, located at 120 Corporate Blvd., Norfolk, Virginia 23502, for the ten days before the Annual Meeting for inspection by any stockholder for any purpose germane to the meeting.

If you have any questions or need additional information about the Annual Meeting, please contact the Company’s investor relations liaison at 757-519-9300, ext. 13010, or via email at info@portfoliorecovery.com.

By Order of the Board of Directors,

Judith S. Scott
Executive Vice President, General Counsel and Secretary

Norfolk, Virginia	Date: April 15, 2005

Whether or not you plan to attend the Annual Meeting, please act promptly to vote your shares with respect to the proposals described above. You may vote your proxy by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted your proxy in writing. If you vote in person, any previously voted proxy will be withdrawn.

THIS ADMISSION TICKET IS REQUIRED FOR ADMITTANCE TO THE

PORTFOLIO RECOVERY ASSOCIATES, INC.

Annual Meeting of Stockholders to be held May 11, 2005
For Holders as of March 25, 2005

EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS DRIVER’S
LICENSE OR EMPLOYEE IDENTIFICATION BADGE, IN ADDITION TO THIS ADMISSION TICKET.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Proxy Card
PORTFOLIO RECOVERY ASSOCIATES, INC.

Proxy Solicited by the Board of Directors
For Annual Meeting of Stockholders to be held May 11, 2005
For Holders as of March 25, 2005

The undersigned hereby appoints William Brophey and David Roberts, the proxies selected by the Company’s Board of Directors, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of PORTFOLIO RECOVERY ASSOCIATES, INC. to be held May 11, 2005 and at any adjournments thereof, on the following proposals:

1. Election of Directors	Nominees:	1. James Voss	2. Scott Tabakin

2. Ratification of Independent Auditors	Independent Auditor:	PricewaterhouseCoopers LLP

The proxies named above are authorized to vote in their discretion with respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting. As of April 15, 2005 (the date of this mailing), Portfolio Recovery Associates, Inc. does not know of any such other matters to be presented at the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using either of the means described on the reverse side, each. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. By signing this proxy card, you acknowledge receipt of the Notice of Annual Meeting of Stockholders to be held on May 11, 2005 and the Proxy Statement each dated April 15, 2005.

SEE REVERSE SIDE.

Please mark /x/ in only one box.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein.
The Board of Directors recommends a vote FOR the following three proposals:

1.	The election of the above directors.
	For all nominees	Withhold Authority From All Nominees
	☐	☐

To Withhold A Vote From a Specific Nominee Write Number Here

2.	The ratification of the selection of the Company’s independent auditors: Pricewaterhouse Coopers LLP
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                         Signature                                         Date                      I plan to attend the Annual Meeting ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator or guardian, please give full title as such.